UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)                                                                                     June 1, 2010

SILLENGER EXPLORATION CORP.
(Exact name of registrant as specified in its chapter)

Nevada	000-53420	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7839 – 17th Avenue, Burnaby, British Columbia		V3N 1M1
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (604) 521-2700

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 5.01.                      Changes in Control of Registrant.

On May 26, 2010, John Gillespie and Carolyne Sing entered into a share purchase agreement for the purchase and sale of 21 million restricted shares in the capital of Sillenger for the purchase price of $40,000.  For more details see Exhibit 10.2 – Share Purchase Agreement.

As a result of the purchase and sale of the 21 million restricted shares, there was a change in control in the voting shares of Sillenger.  Mr. Gillespie now owns 51.46% of the issued and outstanding shares of common stock in the capital of Sillenger and Ms. Sing, the former President and CEO of Sillenger, owns no shares of common stock in the capital of Sillenger.

Prior to the purchase and sale of shares, no shareholder beneficially owned 5% or more of the issued and outstanding shares of common stock, with the exception of Ms. Sing, who owned 51.46% of the issued and outstanding shares of common stock in the capital of Sillenger.

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Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description
10.2	Share Purchase Agreement dated May 26, 2010 between John Gillespie and Carolyne Sing.	Included

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sillenger Exploration Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

SILLENGER EXPLORATION CORP.

Dated:  May 26, 2010                                                                           By:  /s/ John Gillespie
    John Gillespie –CEO & President

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Exhibit 10.2

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SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT dated as of the 26th day of May, 2010,

BETWEEN:

John Gillespie, of 44 Charles Street West, Suite 719, Toronto Ontario, M4Y 1R7, Canada

(the “Purchaser”)

AND:

Carolyne Sing, of 7839 - 17th Avenue, Burnaby, British Columbia, V3N 1M1, Canada

(“Sing”)

WHEREAS:

A.	Sing is the registered and beneficial owner of 21,000,000 restricted common shares in the capital of Sillenger Exploration Corp. (the “Shares”);

B.	Sing wishes to sell and the Purchaser wishes to purchase the Shares pursuant to the terms and conditions of this agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of $1.00 and other good and valuable consideration paid by each party to the other, the receipt and sufficiency of which are acknowledged, the parties covenant and agree as follows:

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1.	Sing agrees to sell and the Purchaser agrees to purchase the Shares for and at a price of US$40,000 at the date of this agreement.

2.	The Purchaser will deliver to Sing US$40,000 (the “Purchase Price”) as consideration for the transfer of the Shares to the Purchaser from Sing.

3.	Sing represents and warrants to the Purchaser that:

a.
Sing owns the Shares as the legal and beneficial owner thereof, free of all liens, claims, charges and encumbrances of every nature and kind whatsoever.  The Shares are fully paid and non-assessable and Sing has due and sufficient right and authority to enter into this agreement and to transfer the legal and beneficial title and ownership of the Shares to the Purchaser.

b.	No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of the Shares, with the exception of this agreement.

c.	Sing is a resident of Canada within the meaning of Section 116 of the Income Tax Act (Canada).

4.	The effective date of sale and purchase of the Shares will be May 26, 2010 (the “Closing Date”).

5.	On the Closing Date,

Sing will deliver to the Purchaser the share certificates, duly endorsed for transfer, representing the Shares, and the Purchaser will deliver a certified cheque or solicitor’s trust cheque payable to “Carolyne Sing” in the amount of US$40,000 as full payment of the Purchase Price.

6.	This agreement will enure to the benefit of and will be binding upon the parties and their respective successors and assigns.

7.	Time will be of the essence of this agreement.

8.	The parties will sign such further assurances and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of the agreement.

IN WITNESS WHEREOF the parties have signed this Share Purchase Agreement as of the day and year first above written.

/s/ John Gillespie

  Signature of Purchaser

  John Gillespie
  Name of Purchaser

/s/ Carolyne Sing

  Carolyne Sing

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